Exhibit 4.7

SECOND AMENDMENT TO CONVERTIBLE PROMISSORY NOTES

This Second Amendment to Convertible Promissory Notes (this “Amendment”) is made and entered into as of February 5, 2020 (the “Effective Date”), by and between T1V, Inc. (f/k/a T1Visions, Inc.), a Delaware corporation (the “Company”), and T1 Investment LLC (the “Lender”).

WITNESSETH:

WHEREAS, the Company previously issued to the Lender (i) a Convertible Promissory Note dated September 27, 2013, as amended by the Amendment to Convertible Promissory Note, dated August 13, 2015 (the “2013 Note”), and (ii) a Convertible Promissory Note dated March 10, 2014, as amended by the Amendment to Convertible Promissory Note dated August 13, 2015 (the “2014 Note” and, together with the 2013 Note, the “Notes”);

WHEREAS, the Company and the Lender desire to amend the Notes to clarify the Lender’s conversion rights;

WHEREAS, the Company has entered into a Note Purchase Agreement, dated as of February 5, 2020 in the form attached hereto as Exhibit A (the “Purchase Agreement”), pursuant to which the Company will issue one or more notes in the form attached to the Purchase Agreement as “Exhibit A,” with an aggregate principal amount of up to $1,000,000 (the “New Convertible Notes”), and one or more notes in the form attached to the Purchase Agreement as “Exhibit B,” with an aggregate principal amount of up to $1,000,000 (the “Rollover Notes” and, together with the New Convertible Notes, the “New Notes”); and

WHEREAS, the Lender desires to waive, with respect to the New Notes, the obligation of the Company under the Notes to take all actions necessary in order for the Notes to continue to rank senior to all indebtedness of the Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, the parties hereto agree as follows:

1. Amendment of 2013 Note.

(a) Section 2 of the 2013 Note is hereby amended and restated in its entirety as follows:

“2. Payment.

(a) Payment of all or a portion of the outstanding principal and accrued interest on this Note may be made at any time after the Conversion Deadline (as defined in Section 5(b)), provided that it constitutes a “Permitted Payment,” as defined below. For purposes of this Note, a “Permitted Payment” is (i) any proposed payment to be made by the Company at any time that the Lender is not bound by any subordination obligation to a Senior Lender (as defined in Section 5(b)), or (ii) any proposed payment to be made by the Company as to which any and all Senior Lenders have agreed to allow in the agreement creating the subordination obligation (including any amendment thereto), free from any claim of breach or obligation of the Lender to pay over any amount of such payment to such Senior Lender, other than an obligation of the Lender to pay over any payments received during the period commencing on the date of notification by a Senior Lender to the Lender that an event of default has occurred with respect to the Senior Debt of such Senior Lender and ending on the date such event of default has been cured to such Senior Lender’s satisfaction or has been waived by such Senior Lender in writing.

(b) In addition to the Company’s unrestricted right to make a Permitted Payment after the Conversion Deadline, the Company also may offer to make full or partial payments on this Note prior to the Conversion Deadline on the following terms and conditions (a “Payment Offer”):

(i) any such offer must provide the Lender with satisfactory written confirmation that the offered payment(s) are Permitted Payments;

(ii)  no such offer may be made if the Company has defaulted in payment to Lender under the terms of any previous Payment Offer that Lender has accepted (or been deemed to have accepted) pursuant to an “Optional Conversion Notice” (as defined below);

(iii)   no such offer may be made sooner than 6 months after (A) the completion of all payments due under any previous Payment Offer, and/or (B) the conversion of a portion of this Note into shares of the Company’s Series B Preferred Stock pursuant to an Optional Conversion Notice, whichever is applicable;

(iv) the offer shall provide at least 30 days’ advance written notice of the planned payment date(s) and payment amount(s);

(v)  if the offer is for a series of consecutive, monthly payments on multiple dates, each such payment amount must be at least $50,000, totaling at least the lesser of (A) $250,000 and (B) the outstanding principal and accrued interest on this Note, in the aggregate, with the first such payment commencing within 30 days after the Lender’s Optional Conversion Notice, provided that the final monthly payment may be less than $50,000 if the outstanding principal and interest on this Note at the time of such final monthly payment is less than $50,000;

(vi) if the offer is for a single payment date, then the minimum payment amount shall be at least the lesser of (A) $100,000 and (B) the outstanding principal and accrued interest on this Note, due within 30 days after the Lender’s Optional Conversion Notice; and

(vii) all such payment amounts shall continue to accrue interest on any unpaid principal balance until payment is actually made.

Upon receipt of any Payment Offer, the Lender shall have the right, by delivering written notice to the Company within 30 days after receipt of the Payment Offer (the “Optional Conversion Notice”), to either (x) accept such payment(s) as proposed in the Payment Offer, or (y) decline to receive all or a portion of such payments and instead to convert the declined portion described in such Payment Offer into shares of the Company’s Series B Preferred Stock as described in Section 5(b) below. If the Lender fails to deliver an Optional Conversion Notice within 30 days after receipt of a Payment Offer, the Lender shall be deemed to have delivered an Optional Conversion Notice, on the 30th day after the date of receipt of the Payment Offer, electing to receive the payments as specified in the Payment Offer. If Lender has accepted (or been deemed to have accepted) a Payment Offer and the Company thereafter defaults in payment under such accepted Payment Offer, the Company may not make any further payments under such Payment Offer unless otherwise agreed in writing by Lender. Nothing in any such Payment Offer shall restrict the Lender’s right to convert all or any part of this Note as described in Section 5(b) below, except to the extent of any portion of this Note for which the Lender has accepted (or been deemed to have accepted) a Payment Offer and as to which the Company has not defaulted in payment.

(c) All payments made on this Note shall be applied first to accrued interest and then to principal. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.”

(b) Section 5(b) of the 2013 Note is hereby amended and restated in its entirety as follows:

“(b) Optional Conversion. At any time prior to the date (such date, the “Conversion Deadline”) 30 days after the date on which the Lender receives written notice (the “Optional Conversion Notice”) and supporting documentation either from the Company or from any and all creditors of the Company to which this Note is subordinated (such creditors, the “Senior Lenders”), which supporting documentation is reasonably satisfactory to the Lender, stating that the Lender is released from all subordination obligations to such Senior Lenders, the unpaid principal and unpaid accrued interest of this Note may be converted, at the option of the Lender and upon written notice to the Company, in whole or in part, into shares of the Company’s Series B Preferred Stock. The number of such shares to be issued upon such conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest due on a Note on the date of conversion by $84.40 per share (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like).”

(c) A new Section 9(c) is hereby added immediately following Section 9(b) of the 2013 Note as follows:

“(c) The Lender covenants that it will execute and deliver any termination agreement or other document reasonably required by any Senior Lender to cause this Note to no longer be subordinated to any obligations of the Company to such Senior Lender, subject to the Lender’s review and approval of the form and substance of such documentation, which approval will not be unreasonably withheld.”

(d) A new Section 9(d) is hereby added immediately following Section 9(c) of the 2013 Note as follows:

“(d) The Lender covenants that it will execute and deliver any affirmation, amendment or other document reasonably required by Pacific Western Bank in connection with increasing the credit limit under the Financing Agreement, dated as of August 12, 2015, as amended, between the Company and Pacific Western Bank (as successor in interest to Square 1 Bank) to $2,000,000 (the “Credit Increase”), subject to the Lender’s review and approval of the form and substance of such documentation, which approval will not be unreasonably withheld, and provided, further, that such affirmation, amendment or other documentation becomes effective prior to the Optional Conversion Notice. The Lender agrees that the Affirmation of Subordination, substantially in the form attached to the Second Amendment to Convertible Promissory Notes dated February 5, 2020 as Exhibit B (the “Affirmation”), is reasonable and is in form and substance satisfactory to Lender and that Lender will execute and deliver the Affirmation with respect to the Credit Increase at the request of Company.”

2. Amendment of 2014 Note.

(a) Section 2 of the 2014 Note is hereby amended and restated in its entirety as follows:

“2. Payment.

(a) Payment of all or a portion of the outstanding principal and accrued interest on this Note may be made at any time after the Conversion Deadline (as defined in Section 5(b)), provided that it constitutes a “Permitted Payment,” as defined below. For purposes of this Note, a “Permitted Payment” is (i) any proposed payment to be made by the Company at any time that the Lender is not bound by any subordination obligation to a Senior Lender (as defined in Section 5(b)), or (ii) any proposed payment to be made by the Company as to which any and all Senior Lenders have agreed to allow in the agreement creating the subordination obligation (including any amendment thereto), free from any claim of breach or obligation of the Lender to pay over any amount of such payment to such Senior Lender, other than an obligation of the Lender to pay over any payments received during the period commencing on the date of notification by a Senior Lender to the Lender that an event of default has occurred with respect to the Senior Debt of such Senior Lender and ending on the date such event of default has been cured to such Senior Lender’s satisfaction or has been waived by such Senior Lender in writing.

(b) In addition to the Company’s unrestricted right to make a Permitted Payment after the Conversion Deadline, the Company also may offer to make full or partial payments on this Note prior to the Conversion Deadline on the following terms and conditions (a “Payment Offer”):

(i) any such offer must provide the Lender with satisfactory written confirmation that the offered payment(s) are Permitted Payments;

(ii)  no such offer may be made if the Company has defaulted in payment to Lender under the terms of any previous Payment Offer that Lender has accepted (or been deemed to have accepted) pursuant to an “Optional Conversion Notice” (as defined below);

(iii)   no such offer may be made sooner than 6 months after (A) the completion of all payments due under any previous Payment Offer, and/or (B) the conversion of a portion of this Note into shares of the Company’s Series B Preferred Stock pursuant to an Optional Conversion Notice, whichever is applicable;

(iv) the offer shall provide at least 30 days’ advance written notice of the planned payment date(s) and payment amount(s);

(v)  if the offer is for a series of consecutive, monthly payments on multiple dates, each such payment amount must be at least $50,000, totaling at least the lesser of (A) $250,000 and (B) the outstanding principal and accrued interest on this Note, in the aggregate, with the first such payment commencing within 30 days after the Lender’s Optional Conversion Notice, provided that the final monthly payment may be less than $50,000 if the outstanding principal and interest on this Note at the time of such final monthly payment is less than $50,000;

(vi) if the offer is for a single payment date, then the minimum payment amount shall be at least the lesser of (A) $100,000 and (B) the outstanding principal and accrued interest on this Note, due within 30 days after the Lender’s Optional Conversion Notice; and

(vii) all such payment amounts shall continue to accrue interest on any unpaid principal balance until payment is actually made.

Upon receipt of any Payment Offer, the Lender shall have the right, by delivering written notice to the Company within 30 days after receipt of the Payment Offer (the “Optional Conversion Notice”), to either (x) accept such payment(s) as proposed in the Payment Offer, or (y) decline to receive all or a portion of such payments and instead to convert the declined portion described in such Payment Offer into shares of the Company’s Series B Preferred Stock as described in Section 5(b) below. If the Lender fails to deliver an Optional Conversion Notice within 30 days after receipt of a Payment Offer, the Lender shall be deemed to have delivered an Optional Conversion Notice, on the 30th day after the date of receipt of the Payment Offer, electing to receive the payments as specified in the Payment Offer. If Lender has accepted (or been deemed to have accepted) a Payment Offer and the Company thereafter defaults in payment under such accepted Payment Offer, the Company may not make any further payments under such Payment Offer unless otherwise agreed in writing by Lender. Nothing in any such Payment Offer shall restrict the Lender’s right to convert all or any part of this Note as described in Section 5(b) below, except to the extent of any portion of this Note for which the Lender has accepted (or been deemed to have accepted) a Payment Offer and as to which the Company has not defaulted in payment.

(c) All payments made on this Note shall be applied first to accrued interest and then to principal. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.”

(b) Section 5(b) of the 2014 Note is hereby amended and restated in its entirety as follows:

“(b) Optional Conversion. At any time prior to the date (such date, the “Conversion Deadline”) 30 days after the date on which the Lender receives written notice (the “Optional Conversion Notice”) and supporting documentation either from the Company or from any and all creditors of the Company to which this Note is subordinated (such creditors, the “Senior Lenders”), which supporting documentation is reasonably satisfactory to the Lender, stating that the Lender is released from all subordination obligations to such Senior Lenders, the unpaid principal and unpaid accrued interest of this Note may be converted, at the option of the Lender and upon written notice to the Company, in whole or in part, into shares of the Company’s Series B Preferred Stock. The number of such shares to be issued upon such conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest due on a Note on the date of conversion by $84.40 per share (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like).”

(c) A new Section 9(b) is hereby added immediately following Section 9(a) of the 2014 Note as follows:

“(c) The Lender covenants that it will execute and deliver any termination agreement or other document reasonably required by any Senior Lender to cause this Note to no longer be subordinated to any obligations of the Company to such Senior Lender, subject to the Lender’s review and approval of the form and substance of such documentation, which approval will not be unreasonably withheld.”

(d) A new Section 9(c) is hereby added immediately following Section 9(b) of the 2014 Note as follows:

“(d) The Lender covenants that it will execute and deliver any affirmation, amendment or other document reasonably required by Pacific Western Bank in connection with increasing the credit limit under the Financing Agreement, dated as of August 12, 2015, as amended, between the Company and Pacific Western Bank (as successor in interest to Square 1 Bank) to $2,000,000 (the “Credit Increase”), subject to the Lender’s review and approval of the form and substance of such documentation, which approval will not be unreasonably withheld, and provided, further, that such affirmation, amendment or other documentation becomes effective prior to the Optional Conversion Notice. The Lender agrees that the Affirmation of Subordination, substantially in the form attached to the Second Amendment to Convertible Promissory Notes dated February 5, 2020 as Exhibit B (the “Affirmation”), is reasonable and is in form and substance satisfactory to Lender and that Lender will execute and deliver the Affirmation with respect to the Credit Increase at the request of Company.”

3. Waiver of Senior Debtholders. The Lender, on behalf of itself and its affiliates, hereby (i) waives, with respect to the New Notes, the obligation of the Company under Section 9(b) of the 2013 Note and Section 9(a) of the 2014 Note to take all actions necessary in order for the Notes to continue to rank senior to all indebtedness of the Company; and (ii) agrees that the New Notes will rank pari passu in right of payment to the Notes.

4. Effect of Amendment. Except as expressly amended hereby, the Notes shall be and remain in full force and effect.

5. Governing Law. The provisions of this Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflict of law provisions.

[Signature Page Follows]

IN WITTNESS WEREOF, the parties hereto cause this Amendment to be duly executed and effective as of the Effective Date.

COMPANY:

T1V, INC.

By:	/s/ Mike Feldman
Mike Feldman, President & CEO

LENDER:

T1 INVESTMENT LLC

By:
Chris McKee, Manager

IN WITTNESS WEREOF, the parties hereto cause this Amendment to be duly executed and effective as of the Effective Date.

COMPANY:

T1V, INC.

By:
Mike Feldman, President & CEO

LENDER:

T1 INVESTMENT LLC

By:	/s/ Chris McKee
Chris McKee, Manager

Exhibit A

Note Purchase Agreement

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) is made as of February 5, 2020 (the “Effective Date”), by and among T1V, Inc., a Delaware corporation (the “Company”), the individuals and entities (each, a “Lender” and, collectively, the “Lenders”) listed on the Schedule of Lenders attached hereto, and the individuals and entities (each, a “Rollover Lender” and, collectively, the “Rollover Lenders”) listed on the Schedule of Rollover Lenders attached hereto. Capitalized terms used by not otherwise defined herein shall have the meaning ascribed to them in Section 1 below.

RECITALS

WHEREAS, each of the Lenders intends to provide certain Consideration to the Company as described for each Lender on the Schedule of Lenders;

WHEREAS, each of the Rollover Lenders intend to exchange a certain portion of the outstanding principal and accrued interest (the “Rollover Consideration”) under Existing Notes in consideration of the Rollover Notes as described for each Rollover Lender on the Schedule of Rollover Lenders;

WHEREAS, the amount owed by the Company under the Existing Notes will be reduced by the amount of the Rollover Consideration; and

WHEREAS, the parties wish to provide (a) for the sale and issuance of the Notes in return for the provision by the Lenders of the Consideration and (b) for the sale and issuance of the Rollover Notes in return for the exchange by the Rollover Lenders of the Rollover Consideration.

NOW, THEREFORE, the parties hereby agree as follows:

AGREEMENT

1. Definitions.

(a) “Common Stock” shall mean the common stock of the Company, par value $0.001 per share.

(b) “Consideration” shall mean the amount of money paid by each Lender pursuant to this Agreement as shown on the Schedule of Lenders.

(c) “Conversion Price” shall mean 80% of the price paid per share for Equity Securities by the investors in the Qualified Financing.

(d) “Conversion Shares” shall mean the Equity Securities issued in the Qualified Financing.

(e) “Equity Securities” shall mean the Company’s Common Stock or Preferred Stock or any securities conferring the right to purchase the Company’s Common Stock or Preferred Stock or securities convertible into, or exchangeable for (with or without additional consideration), the Company’s Common Stock or Preferred Stock, except any security granted, issued and/or sold by the Company to any director, officer, employee or consultant of the Company in such capacity for the primary purpose of soliciting or retaining their services.

(f) “Existing Notes” means the existing promissory notes held by each Rollover Lender as shown on the Schedule of Rollover Lenders.

(g) “Maturity Date” shall mean February 5, 2022.

(h) “Majority Note Holders” shall mean the holders of a majority in interest of the aggregate principal amount of Notes and the Rollover Notes.

(i) “Notes” shall mean the one or more convertible promissory notes issued to each Lender pursuant to Section 2(a)(i) below, the form of which is attached hereto as Exhibit A.

(j) “Preferred Stock” means, collectively, the (i) Series A-1 preferred stock of the Company, par value $0.001 per share, (ii) Series A-2 preferred stock of the Company, par value $0.001 per share, (iii) Series A-3 preferred stock of the Company, par value $0.001 per share (iv) Series A-4 preferred stock of the Company, par value $0.001 per share, (v) Series A-5 preferred stock of the Company, par value $0.001 per share, and (vi) Series B preferred stock of the Company, par value $0.001 per share.

(k) “Qualified Financing” shall mean the next sale (or series of related sales) by the Company of its Equity Securities following the date of this Agreement from which the Company receives gross proceeds of not less than $5,000,000 (excluding (i) the aggregate amount of debt securities converted into Equity Securities upon conversion of the Notes and the Rollover Notes pursuant to Section 2(b) below; and (ii) the aggregate amount used to redeem Equity Securities or debt securities of the Company).

(l) “Rollover Notes” shall mean the one or more convertible promissory notes issued to each Rollover Lender pursuant to Section 2(a)(ii) below, the form of which is attached hereto as Exhibit B.

2. Terms of the Notes.

(a) Issuance of Notes.

(i) In return for the Consideration paid by each Lender, the Company shall sell and issue to such Lender one or more Notes. Each Note shall have a principal balance equal to that portion of the Consideration paid by such Lender, as set forth in the Schedule of Lenders. Each Note shall be convertible into Conversion Shares pursuant to Section 2(b) below.

(ii)   In return for the exchange of the Rollover Consideration by each Rollover Lender, the Company shall sell and issue to such Rollover Lender one or more Rollover Notes. Each Rollover Note shall have a principal balance equal to that portion of the Rollover Consideration exchanged by such Rollover Lender for the Rollover Note, as set forth in the Schedule of Rollover Lenders. Each Rollover Note shall be convertible into Conversion Shares pursuant to Section 2(b) below.

(b) Conversion upon Qualified Financing. The principal and unpaid accrued interest of each Note and Rollover Note will be automatically converted into Conversion Shares upon the closing of the Qualified Financing. The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest on a Note or Rollover Note to be converted on the date of conversion, by the Conversion Price. At least five (5) days prior to the closing of the Qualified Financing, the Company shall notify each holder of a Note or Rollover Note in writing of the terms under which the Equity Securities of the Company will be sold in such financing. Except with respect to the Conversion Price, the issuance of Conversion Shares pursuant to the conversion of each Note or Rollover Note shall otherwise be upon and subject to the same terms and conditions applicable to the Equity Securities sold in the Qualified Financing.

(c) No Fractional Shares. Upon the conversion of a Note or Rollover Note into Conversion Shares, in lieu of any fractional shares to which the holder of the Note or Rollover Note would otherwise be entitled, the Company shall pay the Note or Rollover Note holder cash equal to such fraction multiplied by the Conversion Price.

(d) Mechanics of Conversion. The Company shall not be required to issue or deliver the Conversion Shares until the holder of a Note or Rollover Note has surrendered the applicable Note or Rollover Note, as applicable, to the Company. Such conversion may be made contingent upon the closing of the Qualified Financing.

3. Mechanics of Closing.

(a) Closing. The initial closing (the “Closing”) of the purchase of the Notes in return for the Consideration paid by each Lender and the purchase of the Rollover Notes in return for the Rollover Consideration exchanged by each Rollover Lender shall take place at the offices of Hutchison PLLC, 3110 Edwards Mill Road, Suite 300, Raleigh, NC 27612, at 10:00 a.m., on February 5, 2020, or at such other time and place as the Company and the Lenders purchasing a majority in interest of the aggregate principal amount of the Notes to be sold at the Closing agree upon orally or in writing. Documents may be delivered at the Closing by facsimile or other electronic means.

(b) Subsequent Closings. In any subsequent closing (each a “Subsequent Closing”), the Company may sell additional Notes and Rollover Notes subject to the terms of this Agreement to any Lender or Rollover Lender as it shall select; provided that such sale shall not take place later than ninety (90) days after the Closing. Any subsequent purchasers of Notes or Rollover Notes shall become a party to, and shall be entitled to receive Notes or Rollover Notes, as applicable, in accordance with, this Agreement. Each Subsequent Closing shall take place at such locations and at such times as shall be mutually agreed upon orally or in writing by the Company and Lenders purchasing a majority in interest of the aggregate principal amount of the Notes to be sold at such Subsequent Closing. The Schedule of Lenders and the Schedule of Rollover Lenders shall be updated to reflect the additional Notes and Rollover Notes purchased at each Subsequent Closing and the parties purchasing such Notes and Rollover Notes and the amounts thereof. Documents may be delivered at the Subsequent Closing by facsimile or other electronic means.

(c) Closing Deliveries. At the Closing and each Subsequent Closing:

(i)	each Lender shall deliver to the Company:

(A)	the Consideration;

(B)	one or more executed Notes; and

(C)	a Subordination Agreement, in substantially the form attached hereto as Exhibit C (the “Subordination Agreement”), duly executed by such Lender;

(ii)	the Company shall deliver to each Lender one or more executed Notes in return for the respective Consideration provided to the Company;

(iii)	each Rollover Lender shall deliver to the Company:

(A)	the Rollover Consideration;

(B)	one or more executed Rollover Notes; and

(C)	a Subordination Agreement, duly executed by such Rollover Lender; and

(iv)	the Company shall deliver to each Rollover Lender one or more executed Rollover Notes in return for the respective Rollover Consideration provided to the Company.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to each Lender and Rollover Lender that, except as set forth on the Disclosure Schedule separately delivered to the Lenders and Rollover Lenders in connection with this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 4, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 4 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

(a) Due Incorporation, Good Standing, Corporate Power and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or be in good standing would have a material adverse effect on the business, assets (including intangible assets),liabilities, financial condition, property or results of operations of the Company (a “Material Adverse Effect”).

(b) Authorization. Except for the authorization and issuance of the shares issuable in connection with the Qualified Financing, all corporate action has been taken on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Notes and the Rollover Notes. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Agreement, the Notes and the Rollover Notes the valid and enforceable obligations they purport to be.

(c) Compliance with Other Instruments. The Company is not in violation or default of or under any (i) provision of its Certificate of Incorporation or Bylaws, (ii) instrument, judgment, order, writ or decree, (iii) note, indenture or mortgage, or (iv) lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule. To the Company’s knowledge, it is not in violation of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (x) a default under or breach of any such provision, instrument, judgment, order, writ, decree, contract or agreement or (y) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture or nonrenewal of any material permit or license applicable to the Company.

(d) Valid Issuance of Capital Stock. The Conversion Shares to be issued, sold and delivered upon conversion of the Notes and the Rollover Notes will be duly and validly authorized, issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Lenders and Rollover Lenders in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

5. Representations and Warranties of the Lenders. Each Lender and Rollover Lender hereby represents and warrants to the Company, severally and not jointly, that:

(a) Authorization. This Agreement constitutes such Lender or Rollover Lender’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Each Lender and Rollover Lender represents that it has full power and authority to enter into this Agreement.

(b) Purchase Entirely for Own Account. This Agreement is made with the Lender or the Rollover Lender in reliance upon the Lender or Rollover Lender’s representation to the Company, which by the Lender or Rollover Lender’s execution of this Agreement, such Lender or Rollover Lender hereby confirms, that the Notes, the Rollover Notes, the Conversion Shares, and any Common Stock issuable upon conversion of the Conversion Shares (collectively, the “Securities”) will be acquired for investment for such Lender or Rollover Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Lender or Rollover Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Lender or Rollover Lender further represents that such Lender or Rollover Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

(c) Disclosure of Information. Each Lender or Rollover Lender has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company’s management and has had an opportunity to review the Company’s facilities.

(d) Investment Experience. Each Lender or Rollover Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, each Lender or Rollover Lender also represents it has not been organized solely for the purpose of acquiring the Securities.

(e) Accredited Investor. Each Lender or Rollover Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the “SEC”), as presently in effect.

(f) Restricted Securities. Each Lender or Rollover Lender understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Lender or the Rollover Lender’s representations as expressed herein. Each Lender or Rollover Lender understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, each Lender or Rollover Lender must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each Lender or Rollover Lender acknowledges that the Company has no obligation to register or qualify the Securities for resale. Each Lender or Rollover Lender further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities and on requirements relating to the Company which are outside of the Lender or the Rollover Lender’s control and which the Company is under no obligation and may not be able to satisfy.

6. Defaults and Remedies.

(a) Events of Default. The following events shall be considered Events of Default with respect to each Note or Rollover Note:

(i) the Company shall default in the payment of any part of the principal or unpaid accrued interest on the Note or the Rollover Note for more than thirty (30) days after the same shall become due and payable;

(ii)   the Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company, or the Company or its respective directors or majority stockholders shall take any action looking to the dissolution or liquidation of the Company;

(iii)   within thirty (30) days after the commencement of any proceeding against the Company seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or within thirty (30) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

(iv) the Company shall fail to observe or perform any other obligation to be observed or performed by it under this Agreement, the Notes or the Rollover Notes within thirty (30) days after written notice from the Majority Note Holders to perform or observe the obligation.

(b) Remedies. Upon the occurrence of an Event of Default under Section 6(a) hereof, at the option and upon the declaration of the holder of a Note or Rollover Note, the entire unpaid principal and accrued and unpaid interest on such Note or Rollover Note shall, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and such holder may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under such Note or Rollover Note and exercise any and all other remedies granted to it at law, in equity or otherwise.

7. Miscellaneous.

(a) Legends. It is understood that the Securities shall bear legends substantially in the following form (in addition to, or in combination with, any legend required by applicable federal and state securities laws and agreements relating to the transfer and/or voting of the Securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE, AND THE TRANSFER THEREOF, ARE SUBJECT TO THE RESTRICTION ON TRANSFER PROVISIONS OF THE BYLAWS OF THE COMPANY, A COPY OF WHICH IS ON FILE IN, AND MAY BE EXAMINED AT, THE PRINCIPAL OFFICE OF THE COMPANY”

(b) Amendments and Waivers. Except as set forth in Section 3(b), any provision of this Agreement, the Notes or the Rollover Note may be amended or may be waived (either generally or in a particular instance, and either retroactively or prospectively) only by the agreement of the Company and the Majority Note Holders; and the observance of any provision of this Agreement, the Notes or the Rollover Notes that is for the benefit of the Lenders or the Rollover Lenders may be waived, and any consent, approval or other action to be given or taken by the Lenders or the Rollover Lenders pursuant to this Agreement, the Notes or the Rollover Notes may be given or taken by the consent of the Majority Note Holders. Any waiver or amendment effected in accordance with this Section 7(b) shall be binding upon each party to this Agreement and any holder of any Note or Rollover Note purchased under this Agreement at the time outstanding and each future holder of all such Notes or Rollover Notes.

(c) Effect of Amendment or Waiver. Each Lender and Rollover Lender acknowledges that by the operation of Section 7(b) hereof, the Majority Note Holders will have the right and power to diminish or eliminate all rights of such Lender or Rollover Lender under this Agreement and each Note issued to such Lender or Rollover Note issued to such Rollover Lender.

(d) Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any of the Notes); provided, however, that the Company may not assign its obligations under this Agreement without the written consent of the Majority Note Holders. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(e) Entire Agreement; Governing Law. This Agreement, the Notes, the Rollover Notes and the other documents delivered pursuant hereto constitute the entire agreement among the Company, the Lenders and the Rollover Lenders with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the Company, the Lenders and the Rollover Lenders with respect to the subject matter hereof. This Agreement, the Notes and the Rollover Notes shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware, as to matters within the scope thereof, and the internal laws of the State of North Carolina (without reference to conflict of law provisions), as to all other matters.

(f) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h) Notices. Unless otherwise provided herein, all notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five (5) days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to (i) in the case of the Company, at 5025 West WT Harris Blvd, Suite A, Charlotte, NC 28269 with a required copy to Hutchison PLLC, Attn: John Rudd, 3110 Edwards Mill Road, Suite 300, Raleigh, NC 27612; (ii) in the case of a Lender, at the address shown opposite his, her or its respective name on the Schedule of Lenders; and (iii) in the case of a Rollover Lender, at the address shown opposite his, her or its respective name on the Schedule of Rollover Lenders.

(i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(j) Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Lender and Rollover Lender agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which such Lender or Rollover Lender or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Lenders and the Rollover Lenders from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(k) Agreement in Connection with Public Offering. Each Lender and Rollover Lender agrees, in connection with the initial underwritten public offering of the Company’s securities pursuant to a registration statement under the Securities Act: (i) not to sell, make short sale of, loan, grant any options for the purchase of or otherwise dispose of any of the Securities held by such Lender or Rollover Lender (other than those Securities included in the offering) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company’s securities for a period of 180 days from the effective date of such registration statement, which period may be extended upon the request of the underwriters for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 180-day lockup period, and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering.

The Lender or Rollover Lender agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters of such offering which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested, by the Company or the underwriters of such offering, the Lender or Rollover Lender shall provide, within ten (10) days of such request, such information as may be required by the Company or such underwriters in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 7(k) shall not apply to a registration relating solely to employee benefits plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the Securities subject to the foregoing restriction until the end of the applicable period. The Lender or Rollover Lender agrees that any transferee of the Securities pursuant to this Agreement shall be bound by this Section 7(k).

(l) Stockholder Agreements. Each Lender and Rollover Lender understands and agrees that the conversion of the Notes or the Rollover Notes into Conversion Shares may require such Lender or Rollover Lender’s execution of certain agreements in the form agreed to by investors in the Qualified Financing relating to the purchase and sale of such securities as well as registration, co-sale, rights of first refusal, rights of first offer and voting rights, if any, relating to such securities.

(m) Exculpation Among Lenders and Rollover Lenders. Each Lender and Rollover Lender acknowledges that it is not relying upon any person, firm, corporation or stockholder, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company. Each Lender and Rollover Lender agrees that no other Lender or Rollover Lender, nor the respective controlling persons, officers, directors, partners, agents, stockholders or employees of any other Lender or Rollover Lender shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase and sale of the Securities.

(n) Waiver of Senior Debtholders. Each Lender and Rollover Lender, on behalf of itself and its affiliates, hereby (i) waives, with respect to the Notes and the Rollover Notes, the obligation of the Company under any other Convertible Note, Promissory Note or other similar instrument held by such Lender or Rollover Lender, or their respective affiliates (the “Other Notes”), to take all actions necessary in order for such Other Notes to continue to rank senior to all indebtedness of the Company; and (ii) agrees that the Notes and the Rollover Notes will rank pari passu in right of payment to the Other Notes.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first set forth above.

COMPANY:

T1V, INC.

By:
Michael Feldman, President & CEO

T1V, Inc.

Signature Page to Note Purchase Agreement

LENDER AND ROLLOVER LENDER:

Bobby Wooten

T1V, Inc.

Note Purchase Agreement

- Signature Page -

LENDER AND ROLLOVER LENDER:

Juanna Wooten

T1V, Inc.

Note Purchase Agreement

- Signature Page -

LENDER:

TAXIMUS, AG

By:
Name:
Title:

T1V, Inc.

Note Purchase Agreement

- Signature Page -

LENDER AND ROLLOVER LENDER:

Edith Feldman

T1V, Inc.

Note Purchase Agreement

- Signature Page -

LENDER AND ROLLOVER LENDER:

Ross Annable

T1V, Inc.

Note Purchase Agreement

- Signature Page -

LENDER

Susan Morse

T1V, Inc.

Note Purchase Agreement

- Signature Page -

LENDER AND ROLLOVER LENDER:

Robert Wooten

T1V, Inc.

Note Purchase Agreement

- Signature Page -

ROLLOVER LENDER:

Michael Feldman

T1V, Inc.

Note Purchase Agreement

- Signature Page -

SCHEDULE OF LENDERS

Lender Name and Address	Consideration
Bobby Wooten 3821 Guinevere Lne Winston Salem, NC 27104	$25,000.00
Juanna Wooten 3821 Guinevere Lne Winston Salem, NC 27104	$25,000.00
Taximus, AG Sandgrube 29 Apenzell, Switzerland 9050 Attn: Dieter Woelfle	$150,000.00
Edith Feldman 1106 Euclid Ave Apt 470 Charlotte, NC 28203	$100,000.00
Ross Annable 9870 Reedy Lane Harrisburg, NC 28075	$100,000.00
Susan Morse [ADDRESS]	$50,000.00
Robert Wooten 4001-K Country Club Road Winston Salem, NC 27104	$50,000.00
TOTAL:	$500,000.00

SCHEDULE OF ROLLOVER LENDERS

Rollover Lender Name and Address	Current Balance of Existing Promissory Note	Rollover Consideration	Remaining Balance of Existing Promissory Note
Bobby Wooten 3821 Guinevere Lane Winston Salem, NC 27104	$11,827.86	$11,827.86	$0.00
Juanna Wooten 3821 Guinevere Lane Winston Salem, NC 27104	$11,827.86	$11,827.86	$0.00
Edith Feldman 1106 Euclid Ave Apt 470 Charlotte, NC 28203	$86,805.48	$86,805.48	$0.00
Ross Annable 9870 Reedy Lane Harrisburg, NC 28075	$159,309.59	$159,309.59	$0.00
Robert Wooten 4001-K Country Club Road Winston Salem, NC 27104	$41,921.04	$41,921.04	$0.00
Michael Feldman 5025 West WT Harris Blvd., Suite A Charlotte, NC 28269	$78,964.38	$78,964.38	$0.00
TOTALS:		$390,656.21	$0.00

Exhibit B

Affirmation of Subordination Agreement

AFFIRMATION OF SUBORDINATION AGREEMENT

THIS AFFIRMATION OF SUBORDINATION AGREEMENT (this “Affirmation”) is made as of August 12, 2019, by the undersigned creditor (“Creditor”) for the benefit of PACIFIC WESTERN BANK, a California state chartered bank (“Bank”).

RECITALS

T1V, INC. (“Client”) and Bank are parties to that certain Financing Agreement, dated as of August 12, 2015 (as amended from time to time, the “Financing Agreement”). Bank and Creditor are parties to that certain Subordination Agreement, dated as of August 12, 2015 (the “Subordination Agreement”), with respect to Client’s issuance of debt securities to Creditor. Client and Bank propose to enter into that certain Fourth Amendment to Financing Agreement (the “Amendment”) which, among other things, increases the Credit Limit under the Financing Agreement. Bank has agreed to enter into the Amendment, provided that, among other things, Creditor agrees that the Subordination Agreement will remain effective with respect to the Financing Agreement, as modified by the Amendment, and otherwise.

AGREEMENT

NOW, THEREFORE, Bank and Creditor agree as follows:

1. The Subordination Agreement shall remain in full force and effect with respect to all of Client’s obligations to Bank under the Financing Agreement, as modified by the Amendment, and otherwise.

2. Bank and Creditor each affirm their respective obligations under the Subordination Agreement, and acknowledge that the Subordination Agreement shall continue in full force and effect.

3. Unless otherwise defined, capitalized terms in this Affirmation shall have the meaning assigned in the Subordination Agreement. This Affirmation may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Signature Pages Follow]

T1V, Inc. – Affirmation of Subordination (T1 Investment) (August 2019) – Execution

IN WITNESS WHEREOF, the undersigned have executed this Affirmation of Subordination Agreement as of the first date above written.

“Bank”

PACIFIC WESTERN BANK

By:
Name:
Title:

[Signatures Continue on Next Page]

T1V, Inc. – Affirmation of Subordination (T1 Investment) (August 2019) – Execution

“Creditor”

T1 INVESTMENT, LLC

By:
Name:
Title:

[Signatures Continue on Next Page]

T1V, Inc. – Affirmation of Subordination (T1 Investment) (August 2019) – Execution

The undersigned approves of the terms of this Affirmation of Subordination Agreement.

“Client”

T1V, INC.

By:
Name:
Title:

T1V, Inc. – Affirmation of Subordination (T1 Investment) (August 2019) – Execution